Exhibit 10.30
AGREEMENT
     This INDEMNITY AGREEMENT made and entered into this                      day of                     , 2008, by and between The Corporate Executive Board Company, a Delaware corporation (the “Company”), and                     (the “Indemnitee”). This Agreement supercedes any prior indemnity agreements entered into between the Company and the Indemnitee.
      WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons as directors, officers, and designated executives is critical to the best interests of the Company and, accordingly, the Company should act to assure such persons that there will be insurance and indemnification to protect against the tendency of increased litigation and other challenges by stockholders and others against officers, directors, and designated executives of companies; and
      WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and By-laws providing for indemnification of its officers, directors, and designated executives to the fullest extent permitted by applicable law, and the Indemnitee has been serving and continues to serve as a director or officer or designated executive of the Company in part in reliance on such provisions; and
      WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, sets forth certain provisions relating to the mandatory and permissive indemnification of officers, directors, and designated executives (among others) of a Delaware corporation by such corporation is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any charter, by-law, agreement, contract, vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise; and
      WHEREAS, in order to provide Indemnitee with contractual assurance that the protection set forth in the Certificate of Incorporation and By-laws will be available to Indemnitee, the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu hereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders.
      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
      SECTION 1. Service by the Indemnitee. The Indemnitee will serve and/or continue to serve as an officer or director or designated executive or designated executive or designated executive of the Company faithfully and to the best of his ability so long as such Indemnitee is duly elected or qualified in accordance with the provisions of the By-laws of the Company or until such time as such Indemnitee tenders his resignation in writing. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law). Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or affect the right of the Company to terminate the Indemnitee's employment at any time in the sole discretion of the Company, with or without cause.

      SECTION 2. Indemnification in Proceedings Other than Those by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was an officer or director or designated executive of the Company, or is or was an officer or director or designated executive of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses (defined below), judgments, penalties, Fines (defined below), liabilities and losses actually and reasonably incurred by such Indemnitee in connection with such Proceeding, so long as such Indemnitee acted in Good Faith (defined below) and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or Proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful.
      SECTION 3. Indemnification in Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section if such Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an officer of the Company, or is or was an officer of the Company serving at the request of the Company as a director, officer, designated executive, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by such Indemnitee in connection with the defense or settlement of such Proceeding so long as such Indemnitee acted in Good Faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee has been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to Indemnification for such Expenses as the court shall deem proper.
      SECTION 4. Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of:
      (a) Indemnitee’s conduct that is finally adjudged to have been knowingly fraudulent or to constitute willful misconduct;
      (b) any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
      (c) conduct for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement;
      (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that the Securities and Exchange Commission believes that (i) indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and (ii) claims for indemnification should be submitted to the appropriate court for adjudication); or

      (e) any proceeding (or part thereof) by the Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (1) such indemnification is expressly required to be made by law, (2) the proceeding was authorized by the Board, (3) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (4) to establish or enforce a right to indemnify under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or By-laws now or hereafter in effect or (5) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control).
      SECTION 5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, Fines, liabilities or losses actually and reasonably incurred by such Indemnitee in connection with a Proceeding described in Section 2 or 3, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, Fines, liabilities and losses actually and reasonably incurred by him to which the Indemnitee is entitled.
      SECTION 6. Determination of Entitlement to Indemnification.
      (a) Any indemnification under Sections 2 and 3 of this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with this Section 6) that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 2 or 3, as the case may be. A determination of entitlement to indemnification shall be made by (i) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (ii) if the Board of Directors by the majority vote of Disinterested Directors so directs or if there are no Disinterested Directors, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (ii) the stockholders of the Company. The Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of the Indemnitee so to approve, such Independent Counsel shall be selected upon application of Indemnitee by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection.
      (b) Notwithstanding anything in the foregoing to the contrary, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 2 and 3, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
      (c) A determination of entitlement to indemnification shall be made by written request of the Indemnitee. The request shall include documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee, and shall include a statement that the Indemnitee has met the applicable standard of conduct set forth in Section 2 or 3 of this Agreement, as the case may be. Promptly upon receipt of the Indemnitee’s request for indemnification, the Secretary of the Company shall advise in writing the Board of Directors or such other person or persons empowered to make the determination of entitlement to indemnification that the Indemnitee has made a written request for indemnification. A determination of entitlement to indemnification shall be made promptly thereafter and not later than 65 days after receipt by the Company of a written request.

      (d) If it is determined that the Indemnitee is entitled to all or part of the indemnification with respect to which the Indemnitee has made a request, the amount of the indemnification to which the Indemnitee is entitled shall be paid in full within 90 days after receipt by the Company of the written request for indemnification.
      (e) Any Expenses incurred by the Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company. The Company hereby agrees to indemnify the Indemnitee for any such Expense and agrees to hold the Indemnitee harmless therefrom irrespective of the outcome of the determination of the Indemnitee's entitlement to indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.
      SECTION 7. Presumptions and Effect of Certain Proceedings. Upon making a written request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. The person or persons empowered to make the determination of entitlement to indemnification shall within 65 days after receipt by the Company of the request, specifically determine that the Indemnitee is so entitled, unless it or they make a determination that (i) sufficient evidence exists to rebut the presumption that the Indemnitee has met the applicable standard of conduct set forth in Section 2 or 3 hereof, as the case may be or (ii) that the request relates to one of the matters with respect to which Section 2 of this Agreement prohibits indemnification. The termination of any Proceeding described in Section 2 or 3 by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the applicable standard of conduct set forth in Section 2 or 3 or otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.
      SECTION 8. Advancement of Expenses.
      (a) If so requested by the Inedmnitee, all Expenses incurred by the Indemnitee in defending or investigating a Proceeding shall be paid by the Company, in advance of the final disposition of the Proceeding, provided that if and to the extent the Company determines upon advice of counsel that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to, and shall, reimburse the Company) for all such amounts theretofore paid in connection with the Proceeding then in question. Such Expenses shall be paid in full within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Upon making a request for advancement of expenses, the Indemnitee shall be presumed to be entitled to the advancement hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by him in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee's undertaking to repay any such amounts is not required to be secured.

      (b) In the case of a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall have the burden of proof in showing that the Indemnitee is not entitled to such advancement of expenses. The Company shall be entitled to recover such Expenses upon a final adjudication that the Indemnitee (i) has not acted in Good Faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful.
      SECTION 9. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.
      (a) In the event that a determination is made under Section 6 of this Agreement that the Indemnitee is not entitled to indemnification hereunder, or if a request for indemnification is not paid in full within 90 days after receipt by the Company of a written request for indemnification, or if Expenses have not been paid in full within 20 days after receipt by the Company of a statement requesting an advance of Expenses, the Indemnitee shall be entitled to a final adjudication in any court of competent jurisdiction in the State of Delaware of his entitlement to such indemnification or advance. Alternatively, the Indemnitee at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration.
      (b) Notice of any application for indemnification pursuant to this Section 9 shall be given to the Company promptly upon the filing of such application. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration. Such judicial proceeding or arbitration shall be made de novo and neither an actual determination by the Board of Directors under Section 6 of this Agreement that the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 2 or 3 of this Agreement, as the case may be, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that the Indemnitee has not met any applicable standard of conduct.
      (c) If a determination is made or deemed to have been made pursuant to the terms of Section 6 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.
      (d) If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).
      SECTION 10. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee notifies the Company:
      (a) The Company shall be entitled to participate therein at its own expense; and

      (b) Except as otherwise provided in this Section 10(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above.
      (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.
      SECTION 11. Other Rights to Indemnification. The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under the Certificate of Incorporation or any By-laws, agreement, contract, vote of stockholders or Disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
      SECTION 12. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if such Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by him.
      SECTION 13. Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, fiduciaries or other agents and affiliates, Indemnitee shall be covered by such policies in such a manner as to provide to the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director; or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company’s designated executives, if such Indemnitee is a designated executive.

      SECTION 1. Duration of Agreement. This Agreement shall terminate upon the later of: (a) ten years after the Indemnitee has ceased to occupy any of the positions or have any relationships described in Section 1; and (b) the final termination of all pending or threatened Proceedings to which the Indemnitee may be subject by reason of the fact that such Indemnitee is or was a director or officer or designated executive of the Company or is or was a director or officer or designated executive of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity. The indemnification provided under this Agreement shall continue as to the Indemnitee even though such Indemnitee may have ceased to be a director or officer or designated executive of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.
      SECTION 14. Merger, Consolidation, or Sale of Assets. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such Indemnitee would have with respect to the Company if its separate existence had continued. For purposes of this Agreement, references to “the Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, or designated executives.
      SECTION 15. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.
      SECTION 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
      SECTION 17. Headings; References; Pronouns. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to Section numbers are to Sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.
      SECTION 18. Definitions. For purposes of this Agreement:
      (a) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

      (b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.
      (c) “Expenses” means any expense, liability or loss, including without limitation attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including, without limitation and with respect to each of the foregoing, on appeal), or preparing for any of the foregoing, any Proceeding.
      (d) “Fines” includes any excise taxes or penalties assessed on Indemnitee with respect to any employee benefit plan.
      (e) “Good Faith” means the good faith of the Indemnitee for purposes of any determination required under Section 6 of this Agreement as to the Indemnitee’s Good Faith. The Indemnitee shall be deemed to have acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. If the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement. The term “another enterprise” as used in this definition means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent. This definition shall not be deemed to be exclusive or to limit in any way the circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Sections 2 and 3 of this Agreement.
      (f) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee' s right to indemnification under this Agreement.

      (g) “Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), and including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that such Indemnitee is or was an officer of the Company, or is or was an officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity, whether or not such service or action or inaction occurred or is alleged to have occurred prior to or after the date of this Agreement and whether or not such Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
      SECTION 19. Modification and Waiver Subject to Section 12 hereof, this Agreement contains the entire agreement of the parties relating to the subject matter hereof and shall supersede all other agreements and understandings, if any, between the parties with respect to the matters contemplated herein. This Agreement may be modified only by an instrument in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
      SECTION 20. Notices All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given and received (i) if delivered by hand, on the date so delivered, or (ii) if sent by overnight courier, on the next business day after being so sent, or (iii) if sent by facsimile, on the day so sent:

(a)	If to the Indemnitee, to:

(b)	If to the Company, to:	The Corporate Executive Board
1919 North Lynn
Arlington, VA 22209
Attn: Pamela Auerbach
Corporate Counsel and Corporate Secretary

with a copy to:		Gibson Dunn
Ron Mueller
1050 Connecticut Ave. NW, Suite 900
Washington, D.C. 20036
Attn: Securities Lawyer
Facsimile: (202) 530-9569
or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.
      SECTION 21. Governing Law. The parties hereto agree that this Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE CORPORATE EXECUTIVE BOARD COMPANY

By:

Title:	Corporate Secretary

INDEMNITEE

Name:

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